Exhibit 10.4

EXECUTION VERSION

FIRST AMENDMENT TO TRANSITION SERVICES AGREEMENT

THIS FIRST AMENDMENT TO TRANSITION SERVICES AGREEMENT (this “Amendment”) is entered into the later of the dates in the signature block below (the “Amendment Effective Date”) by and between Ikaria, Inc., a Delaware corporation having a place of business at Perryville III Corporate Park, 53 Frontage Road, Third Floor, Hampton, NJ 08827 (“Ikaria”), and Bellerophon Therapeutics LLC, a Delaware limited liability company, with offices at Perryville III Corporate Park, 53 Frontage Road, Suite 301, Hampton, NJ 08827 (“Bellerophon”). Ikaria and Bellerophon may be individually referred to as a “Party” and together as the “Parties.”

WHEREAS, Ikaria and Bellerophon entered into that certain Transition Services Agreement dated as of February 9, 2014 (the “Agreement”);

WHEREAS, in connection with the Agreement, Ikaria and Bellerophon entered into an escrow agreement dated February 11, 2014 (the “Escrow Agreement”) under which JPMorgan Chase Bank, NA (the “Escrow Agent”) agreed to serve as the escrow agent in respect of the fees to be paid by Bellerophon to Ikaria under the Agreement;

WHEREAS, Ikaria and Bellerophon now wish to amend certain provisions of the Agreement in order to, among other things, terminate the Agreement earlier than its planned expiration date and release back to Bellerophon a portion of the escrowed fees following the effective date of the early termination of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.             Early Termination. Notwithstanding Section 7.1 of the Agreement, and subject to the other terms and conditions of this Amendment, Ikaria and Bellerophon agree that the Agreement shall terminate on September 30, 2015 (the “Termination Date”), subject to Sections 7.3 and 7.4 of the Agreement, and provided that Sections 2.1 and 2.3 of the Agreement shall not survive such termination except with respect to Services provided on or prior to the Termination Date.

2.             Directions to Escrow Agent. Within 10 business days after Amendment Effective Date, Ikaria and Bellerophon shall deliver to the Escrow Agent a signed version of the instructions attached hereto in letter form as Exhibit A.

3.             Limited Ongoing Access to Select Services and Systems. In consideration of the early termination of the Agreement and the release of a portion of the escrowed fees as described in Section 2 of this Amendment, Ikaria shall continue to provide Bellerophon with access to Ikaria’s implementation of the following software until January 31, 2016, in all cases subject to Bellerophon’s ongoing full and faithful compliance with all applicable license terms, conditions, and restrictions:

(i)                                     Oracle America, Inc.’s Oracle database enterprise software for purposes of utilizing Oracle’s Argus safety reporting, Clinical, and Remote Data Capture software application;

(ii)           Dell Software Inc. f/k/a Quest Software, Inc.’s Oracle Toad software application;

(iii)          Integrated Clinical Systems, Inc.’s data analysis tool for Oracle Clinical RDC; and

(iv)                              pharma Solutions International GmbH’s RDC User Training System software application.

4.             Ratification of Agreement. Except as set forth in Sections 1 through 3 of this Amendment, and subject to Sections 1 through 3 of this Amendment, all of the other terms and conditions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect. This Amendment is hereby integrated into and made a part of the Agreement.

5.             Counterparts. This Amendment may be executed in two counterparts, each of which shall be effective as of the Amendment Effective Date, and all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

6.             Execution and Delivery. This Amendment shall be deemed executed by the parties when any one or more counterparts hereof, individually or taken together, bears the signatures of each of the parties hereto.

IN WITNESS WHEREOF, each Party has caused this Amendment to be executed by its duly authorized representatives effective as of the Amendment Effective Date.

IKARIA, INC.		BELLEROPHON THERAPEUTICS LLC

By:	/s/ Kathleen A. Schaefer	By:	/s/ Jonathan Peacock

Name:	Kathleen A. Schaefer	Name:	Jonathan Peacock

Title:	President	Title:	Chairman / CEO

Date:	July 9, 2015	Date:	July 9, 2015

Exhibit A

Form of Instructions to Escrow Agent

July    , 2015

VIA OVERNIGHT COURIER & E-MAIL <ec.escrow@jpmorgan.com>

JPMorgan Chase Bank, NA

Escrow Services

One Chase Manhattan Plaza, 21st Floor

New York, NY 10005

Attn: Ilona Kandarova & Greg Kupchynsky

RE:         INSTRUCTIONS UNDER ESCROW AGREEMENT

To Whom It May Concern:

Reference is made to that certain Escrow Agreement dated February 11, 2014 (the “Escrow Agreement”) by and among Ikaria, Inc., a Delaware corporation having a place of business at Perryville III Corporate Park, 53 Frontage Road, Third Floor, Hampton, NJ 08827 (“Ikaria”). Bellerophon Therapeutics LLC, a Delaware limited liability company, with offices at Perryville III Corporate Park, 53 Frontage Road, Suite 301, Hampton, NJ 08827 (“Bellerophon”), and JPMorgan Chase Bank, NA (“Escrow Agent”). Any capitalized terms not defined in this letter shall have the respective meanings ascribed thereto in the Escrow Agreement.

Ikaria and Bellerophon hereby provide the following instructions pursuant to Section 3 of the Escrow Agreement in compliance with 8 thereof:

1.              Within five business days after September 30, 2015, release (in accordance with the wire instructions in Section 3 of the Escrow Agreement) to Ikaria a pro-rated Monthly Release Amount to cover the period from September 11, 2015 through September 30, 2015. Ikaria and Bellerophon agree that this amount is $514,667.

2.              Within five business days after September 30, 2015, release (in accordance with the wire instructions in Section 3 of the Escrow Agreement) to Bellerophon the sum of $3,345,333, which Ikaria and Bellerophon agree represents the remainder of the Escrow Deposit; provided that Escrow Agent shall withhold from this amount any unpaid fees that may be due to Escrow Agent under Section 6 of the Escrow Agreement or otherwise.

3.              Any remaining balance in the Escrow Fund after the payment of the amounts specified in paragraphs 1 and 2 above shall be distributed to Bellerophon.

[Signature Page Immediately Follows]

Thank you,

IKARIA, INC.

By:
Name:
Title:

BELLEROPHON THERAPEUTICS LLC

By:
Name:
Title:

CC:

Madison Dearborn Partners, LLC
Three First National Plaza
Suite 4600
Chicago, IL 60602
Attn:	General Counsel

Kirkland & Ellis LLP
300 North LaSalle
Chicago, IL 60654
Attn:	Sanford E. Perl, P.C.
Mark A. Fennell, P.C.